As Filed With the Securities and Exchange Commission on February 28, 2007
                                                     1940 Act File No. 811-06702

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM N-1A
                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 /x/

                              Amendment No. 19 /x/

                                 -------------

                       DWS INTERNATIONAL EQUITY PORTFOLIO
               (formerly, Scudder International Equity Portfolio)
               (Exact Name of Registrant as Specified in Charter)

                                 -------------

                       345 Park Avenue, New York, NY 10154
                    (Address of Principal Executive Offices)

                                 (800) 638-2596
                         (Registrant's Telephone Number)

                                  John Millette
                             Two International Place
                                Boston, MA 02110
                     (Name and Address of Agent for Service)

                                 -------------

                                   Copies to:

                             Burton M. Leibert, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019

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                                     PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks

The investment objective of the DWS International Equity Portfolio (the "Portfolio" or "Trust") may be changed without shareholder approval. The investment objective of the Portfolio is long-term capital appreciation from investment in foreign equity securities (or other securities with equity characteristics); the production of any current income is incidental to this objective. The Portfolio invests primarily in established companies based in developed countries outside the United States, but the Portfolio also invests in securities of issuers in emerging markets.

Investments in the Portfolio are neither insured nor guaranteed by the U.S. government. Investments in the Portfolio are not bank deposits and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objective of the Portfolio will be achieved. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "The Fund's Main Investment Strategy," "The Main Risks of Investing in the Fund," and "Other Policies and Secondary Risks" in the prospectuses of DWS International Equity Fund, a series of DWS Advisor Funds, filed with the Commission on Post-Effective Amendment No. 127 on February 28, 2006 (File Nos. 33-07404 and 811-04760) (the "Feeder Fund Prospectuses").

Item 6.   Management, Organization and Capital Structure

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in the Feeder Fund Prospectuses.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "How the Fund Calculates Share Price," "How to Buy Shares," "How to Exchange or Sell Shares" and "Understanding Distributions and Taxes" in the Feeder Fund Prospectuses.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time, on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the

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

amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Item 7.   Shareholder Information

Registrant incorporates by reference information concerning the computation of net asset value and valuation of the Portfolio's assets from sections entitled "How the Fund Calculates Share Price," "How to Buy Shares" and "How to Exchange or Sell Shares" in the Feeder Fund prospectuses.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven calendar days. The Portfolio reserves the right to pay redemptions in kind. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where that investor may make redemptions in kind.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or the SEC has by order permitted such supervision or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolio and DWS Scudder Distributors, Inc. ("DWS-SDI") reserve the right to cease accepting investments at any time or to reject any investment order. The placement agent for the Portfolio is DWS-SDI. The principal business address of DWS-SDI is 222 Riverside Plaza, Chicago, IL 60606. DWS-SDI receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning dividends, distributions and tax consequences from the section entitled "Understanding Distributions and Taxes" in the Feeder Fund Prospectuses.

Item 8.   Distribution Arrangements

Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Who Manages and Oversees the Funds" in the Feeder Fund prospectuses.

                                     PART B

Item 10.  Cover Page and Table of Contents

The Prospectus of the DWS International Equity Portfolio (the "Registrant") dated March 1, 2006, which may be amended from time to time, provides the basic information investors should know before investing. This Statement of Additional Information ("SAI"), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Registrant and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Fund at 1-800-621-1048.

                                TABLE OF CONTENTS



Portfolio History
Description of the Portfolio and its Investment Risks
Management of the Portfolio
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation and Other Practices
Capital Stock and Other Securities
Purchase, Redemption and Pricing of Securities
Taxation of the Portfolio
Underwriters
Calculation of Performance Data
Financial Statements

Item 11.  Portfolio History

The Portfolio was organized as a trust under the laws of the State of New York on December 11, 1991.

Item 12. Description of the Portfolio and its Investment Risks

The Portfolio is a no-load, open-end management investment company. Part A contains information about the investment objective and policies of the Portfolio. This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the sections entitled "Investment Objectives and Policies" and "Investment

Restrictions" in the SAI of DWS International Equity Fund, a series of DWS Advisor Funds, filed with the Commission on Post-Effective Amendment No. 127 on February 28, 2006 (File Nos. 33-07404 and 811-04760) (the "Feeder Fund SAI").

Item 13.  Management of the Portfolio

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trusts and Portfolio" in the Feeder Fund SAI.

Item 14.  Control Persons and Principal Holders of Securities

As of February 21, 2006, DWS Advisor Funds, a Massachusetts business trust located at 345 Park Avenue, New York, NY 10154, and DWS Institutional Funds, a Massachusetts business trust located at 345 Park Avenue, New York, NY 10154, owned approximately 91% and 9%, respectively, of the outstanding interests in the Portfolio.

Each Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

Item 15.  Investment Advisory and Other Services

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trusts and Portfolio" in the Feeder Fund SAI.

Item 16.  Brokerage Allocation and Other Practices

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Portfolio Transactions and Brokerage Commissions" in the Feeder Fund SAI.

Item 17.  Capital Stock and Other Securities

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the

Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 18. Purchase, Redemption and Pricing of Shares
Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities, Redemptions and Purchases in Kind" in the Feeder Fund SAI.

Item 19.  Taxation of the Portfolio

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxes" in the Feeder Fund SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Item 20.  Underwriters

The placement agent for the Portfolio is DWS Scudder Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.  Calculation of Performance Data

Not applicable

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

Item 22.  Financial Statements

The Portfolio's financial statements are hereby incorporated by reference from DWS International Equity Fund's Annual Reports dated October 31, 2006 (File Nos. 33-07404 and 811-4760) and (File Nos. 33-34079 and 811-06071).

                            PART C. OTHER INFORMATION

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 23. Exhibits:


(a)       Declaration of Trust of the Registrant; (2)

(b)       By-Laws of the Registrant; (2)

(c)       Not applicable;

(d)  (i)  Investment Advisory Agreement dated July 30, 2002 between the Registrant and Deutsche Asset
          Management, Inc. ("DeAM, Inc."); (5)

(d)  (ii) Investment Sub-Advisory Agreement dated September 30, 2002 between the Registrant, Deutsche
          Asset Management, Inc. and Deutsche Asset Management Investment Services Limited; (5)

(d)  (iii)Amended and Restated Investment Management Agreement, dated June 1, 2006, between the
          Registrant and Deutsche  Investment  Management Americas Inc. (filed herein).

(e)  (i)  Exclusive Placement Agent Agreement; (3)

     (ii) Exhibit A to Exclusive Placement Agent Agreement; (3)

     (iii)Exclusive Placement Agreement dated August 19, 2002; (6)

(f)       Not applicable;

(g)       Custodian Agreement between the Registrant and State Street Bank and Trust Company dated
          April 1, 2003; (7)

(h)  (i)  Administration Agreement dated July 1, 2001 between the Registrant and Investment Company
          Capital Corp. ("ICCC"); (4)

     (ii) Administration Services Agreement, dated June 1, 2006 between the Registrant and Deutsche
          Investment Management Americas Inc. (filed herein).

     (iii)Transfer Agency and Service Agreement, dated June 1, 2006 between the Registrant and DWS
          Scudder Investments Service Company (filed herein).

     (iv) Expense Limitation Agreement dated April 25, 2003, among BT Institutional Funds, Cash
          Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500
          Index Portfolio, BT Investment Portfolios, DeAM, Inc. and ICCC; (7)

(l)       Investment representation letters of initial investors; (1)

                                       7

(m)       Not applicable;

(n)       Financial Data Schedule--not applicable;

(o)       Not applicable;

(p)       Code of Ethics for Deutsche Asset Management--U.S., dated January 1, 2005; (8)

(q)       Power of Attorney (8)

------------------

(1)  Previously filed on June 15, 1992.
(2)  Incorporated by reference to Registrant's Amendment No. 4 on Form N-1A filed January 29, 1996.
(3)  Incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed June 2, 1997.
(4)  Incorporated by reference to Registrant's Amendment No. 13 on Form N-1A filed February 28, 2002.
(5)  Incorporated by reference to Registrant's Amendment No. 14 on From N-1A filed February 28, 2003.
(6)  Incorporated by reference to Registrant's Amendment No. 15 on Form N-1A filed March 7, 2003.
(7)  Incorporated by reference to Registrant's Amendment No. 16 on Form N-1A filed February 27, 2004.
(8)  Incorporated by reference to Registrant's Amendment No. 17 on Form N-1A filed February 25, 2005.

Item 24. Persons Controlled By or Under Common Control with the Trust:
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      None.

Item 25. Indemnification
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      Under Article XI, Section 2 of the Trust's Declaration of Trust, any past or present Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise [hereinafter referred to as a "Covered Person"]) is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or otherwise involved by reason of his being or having been a Covered Person. This provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person has not acted in good faith in the reasonable belief that his actions were in or not opposed to the best interests of the Trust. Moreover, this provision does not authorize indemnification when it is determined, in the manner specified in the Declaration of Trust, that such Covered Person would otherwise be liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties. Expenses may be paid by the Trust in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by such Covered Person to repay such expenses to the Trust in the event that it is ultimately determined that indemnification of such expenses is not authorized under the Declaration of Trust and either (i) the Covered Person provides security for such undertaking, (ii) the Trust is insured against losses from such advances or (iii) the disinterested Trustees or independent legal counsel determines, in the manner specified in the Declaration of Trust, that there is reason to believe the Covered Person will be found to be entitled to indemnification.

      Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

      Deutsche Investment Management Americas Inc. ("DeIM"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Non-interested Trustees) and consultants, whether retained by the Registrant or the Non-interested Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DeIM has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DeIM and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, if no final determination is made in such action or proceeding as to the relative fault of DeIM and the Registrant, then DeIM shall pay the entire amount of such loss, damage, liability or expense.

      In recognition of its undertaking to indemnify the Registrant, DeIM has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Non-interested Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Non-interested Trustees, arising from the Private Litigation and Enforcement, including without limitation:

      1. all reasonable legal and other expenses incurred by the Non-interested Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

      2. all liabilities and expenses incurred by any Non-interested Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

      3. any loss or expense incurred by any Non-interested Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Registrant or of the Non-interested Trustees or acting otherwise) for the benefit of the Non-interested Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees;

      4. any loss or expense incurred by any Non-interested Trustee, whether or not such loss or expense is otherwise covered under the terms of a policy of insurance, but for which the Non-interested Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DeIM or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to a matter which is the subject of the indemnification agreement; provided, however, the total amount which DeIM will be obligated to pay under this provision for all loss or expense, will not exceed the amount that DeIM and any of its affiliate actually receive under that policy or insurance for or with respect to a matter which is the subject of the indemnification agreement; and

      5. all liabilities and expenses incurred by any Non-interested Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

      DeIM is not required to pay costs or expenses or provide indemnification to or for any individual Non-interested Trustee (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Non-interested Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Non-interested Trustee to the Registrant or its shareholders to which such Non-interested Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DeIM has paid costs or expenses under the agreement to any individual Non-interested Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Non-interested Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant, such Non-interested Trustee has undertaken to repay such costs or expenses to DeIM.


Item 26.          Business and Other Connections of Investment Advisor
--------          ----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27.          Principal Underwriters
--------          ----------------------

                  (a)

                  DWS Scudder Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment Management Americas Inc. and Investment Company Capital Corp.

                  (b)

                  Information on the officers and directors of DWS Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                      (1)                             (2)                                  (3)

          DWS Scudder Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Scudder Distributors, Inc.           Offices with Registrant
          ----------------               ------------------------------           -----------------------
         Philipp Hensler                Director, Chairman of the Board and CEO   None
         345 Park Avenue
         New York, NY 10154

         Michael Colon                  Director and Chief Operating Officer      None
         345 Park Avenue
         New York, NY 10154


                                       10

                      (1)                             (2)                                  (3)

          DWS Scudder Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Scudder Distributors, Inc.           Offices with Registrant
          ----------------               ------------------------------           -----------------------

         Thomas Winnick                 Director and President                    None
         345 Park Avenue
         New York, NY 10154

         Cliff Goldstein                Chief Financial Officer and Treasurer     None
         60 Wall Street
         New York, NY 10005

         Robert Froehlich               Vice President                            None
         222 South Riverside Plaza
         Chicago, IL 60606

         Paul Schubert                  Vice President                            Chief Financial Officer
         345 Park Avenue                                                          and Treasurer
         New York, NY 10154

         Mark Perrelli                  Vice President                            None
         222 South Riverside Plaza
         Chicago, IL 60606

         Donna White                    Chief Compliance Officer                  None
         345 Park Avenue
         New York, NY 10154

         Jason Vazquez                  Vice President and AML Compliance         None
         345 Park Avenue                Officer
         New York, NY 10154

         Caroline Pearson               Secretary                                 Assistant Secretary
         Two International Place
         Boston, MA 02110

         Philip J. Collora              Assistant Secretary                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Anjie LaRocca                  Assistant Secretary                       None
         345 Park Avenue
         New York, NY 10154

         (c)      Not applicable


Item 28. Location of Accounts and Records:
------------------------------------------


DWS International Equity Portfolio                     Deutsche Asset Management
(Registrant)                                           345 Park Avenue
                                                       New York, NY 10154

Deutsche Asset Management, Inc.:                       345 Park Avenue
(Investment Advisor)                                   New York, NY 10154

Investment Company Capital Corp.:                      One South Street
(Administrator )                                       Baltimore, MD 21202

DWS Scudder Investments Service Company:               222 South Riverside Plaza
(Transfer Agent)                                       Chicago, IL 60606

DWS Scudder Distributors, Inc.:                        222 South Riverside Plaza
(Distributor)                                          Chicago, IL 60606

State Street Bank and Trust Company:                   225 Franklin Street
(Custodian)                                            Boston, MA 02110

DST Systems, Inc.:                                     127 West 10th Street
(Sub-Transfer Agent                                    Kansas City, MO 64105
and Sub-Dividend Distribution Agent)



Item 29.  Management Services
--------  -------------------

      Not applicable

Item 30.  Undertakings
--------  ------------

      Not applicable

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, DWS INTERNATIONAL EQUITY PORTFOLIO, has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York, on the 28th day of February 2007.




                       DWS INTERNATIONAL EQUITY PORTFOLIO


                       By: /s/Michael G. Clark
                           -----------------------------------------
                           Michael G. Clark
                           President

                                  Exhibit Index

                       DWS International Equity Portfolio

                                    (d) (iii)
                                    (h) (ii)
                                    (h) (iii)